                                                                 Exhibit - 21.1

                          MELLON FINANCIAL CORPORATION
                   PRIMARY SUBSIDIARIES OF THE CORPORATION (a)
                                  DEC. 31, 2001

Boston Safe Deposit and Trust Company
State of Incorporation:  Massachusetts

Buck Consultants, Inc.
State of Incorporation:  New York

Mellon Bank, N.A.
Incorporation:  United States

         .    Cornice Holding Company, Inc.
              State of Incorporation:  Colorado

              ..  Founders Asset Management, LLC
                  State of Organization:  Colorado

         .    The Dreyfus Corporation
              State of Incorporation:  New York

Mellon 1/st/ Business Corporation
State of Incorporation:  California

Mellon United National Bank
Incorporation:  United States

MBC Investments Corporation
State of Incorporation:  Delaware

         .    Neptune, LLC
              State of Organization:  Delaware

              ..  Mellon Europe Limited
                  Incorporation:  Great Britain

                  ... Newton Management Limited
                      Incorporation:  Great Britain

Mellon Investor Services Group, LLC
State of Organization:  New Jersey

         .    Mellon Investor Services, LLC
              State of Organization:  New Jersey

Standish Mellon Asset Management Holdings, LLC
State of Organization:  Pennsylvania

         .    Standish Mellon Asset Management, LLC
              State of Organization:  Massachusetts

(a) This listing includes all significant subsidiaries as defined in Rule 1-02(w) of Regulation S-X, as well as other selected subsidiaries.